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                                                                     EXHIBIT 5.1

                     [Letterhead of Howard, Darby & Levin]

                                                               December 16, 1994

Curtice-Burns Foods, Inc.
90 Linden Place
P.O. Box 681
Rochester, New York 14603

Ladies and Gentlemen:

    In connection with the registration under the Securities Act of 1933, as amended (the 'Act'), pursuant to the Registration Statement (No. 33-56517) on Form S-4 (the 'Registration Statement') filed with the Securities and Exchange Commission, of (a) $160,000,000 aggregate principal amount of 12 1/4% Senior Subordinated Notes due 2005 (the 'New Notes') of Curtice-Burns Foods, Inc., a New York corporation (the 'Company'), and (b) Guarantees of the New Notes (together with the New Notes, the 'Securities') by Pro-Fac Cooperative, Inc., a New York cooperative corporation ('Pro-Fac'), and Curtice-Burns Express, Inc., a New York corporation, Curtice Burns Meat Snacks, Inc., a Delaware corporation, Finger Lakes Packaging Company, Inc., a New York corporation, Husman Snack Foods Company, Inc., an Ohio corporation, Kennedy Endeavors, Incorporated, a Washington corporation, Nalley's Canada Limited, a British Columbia corporation, Quality Snax of Maryland, Inc., a Maryland corporation, Seasonal Employers, Inc., a New York corporation, and Pro-Fac Holding Company of Iowa, Inc., a New York corporation (collectively, the 'Subsidiary Guarantors'), we have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

    We have assumed that each of the Company, Pro-Fac and the Subsidiary Guarantors is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and that it has or had all requisite power and authority to execute, deliver and perform the Indenture, dated as of November 3, 1994, as supplemented by the First Supplemental Indenture, dated as of November 3, 1994, among the Company, Pro-Fac, the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company, as Trustee (the 'Indenture'), and to issue the Securities and that each of Pro-Fac and the Subsidiary Guarantors has duly authorized, executed and delivered the Indenture and has duly authorized the transactions contemplated thereby.

    Upon the basis of such examination and subject to the foregoing assumptions, we advise you that, in our opinion, when the Registration Statement has become effective under the Act, and the Securities have been duly executed and authenticated in accordance with the Indenture and issued in exchange for the 12 1/4% Senior Subordinated Notes due 2005 previously issued by the Company and the guarantees thereof of Pro-Fac and the Subsidiary Guarantors in accordance with the exchange offer contemplated by the Registration Statement, the Securities will constitute the valid and binding obligations of the Company, Pro-Fac and the Subsidiary Guarantors, as the case may be, enforceable against each such party in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, to general equity principles, and to the exception that the waivers contained in Section
4.16 of the Indenture may be unenforceable.

    We are members of the bar of the State of New York. We do not purport to be experts in, and we do not express any opinion on, any laws other than the law of the State of New York and the Federal law of the United States of America.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading 'Legal Matters' in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          /s/ Howard, Darby & Levin